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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 2003 Incentive Award Plan of Cogent Communications Group, Inc. of our report dated March 5, 2003, with respect to the consolidated financial statements of Cogent Communications Group, Inc, and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

McLean, VA
September 10, 2003

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Consent of Independent Auditors